EXHIBIT 10 (42)






                                                      HAMPTON INN HOTEL DIVISION
                                                   6800 POPLAR AVENUE, SUITE 200
                                                       MEMPHIS, TENNESSEE  38138

HAMPTON INN & SUITESsm
LICENSE AGREEMENT


Dated _________________________________________________,  19__ between Hampton

Inn Hotel Division of Embassy Suites, Inc., a Delaware corporation ("Licensor"),

and

                                               resident
a _________________________________________    corporation ("Licensee"), whose
                                               partnership

address is
           ---------------------------------------------------------------------

- -----------------------------------------------------------------.

                          THE PARTIES AGREE AS FOLLOWS:

1.  The License.

   Licensor owns, operates and licenses a system designed to provide a distinctive, high quality hotel service to the public under the name "Hampton Inn" and "Hampton Inn & Suites" (the "System"). High standards established by Licensor are the essence of the System. Future investments may be required of Licensee under this Agreement. Licensee has independently investigated the risks of the business to be operated hereunder, including current and potential market conditions, competitive factors and risks, has read Licensor's "Offering Circular for Prospective Franchisees," and has made an independent evaluation of all such facts. Aware of the relevant facts, Licensee desires to enter into this Agreement in order to obtain a license to use the System in the operation of a Hampton Inn & Suites hotel located at
____________________________________________________________________

________________________________________________________________ (the "Hotel").

     a. The Hotel. The Hotel comprises all structures, facilities, appurtenances, furniture, fixtures, equipment, and entry, exit, parking and other areas from time to time located on the land identified on the plot plan most recently submitted to and acknowledged by Licensor in anticipation of the execution of this Agreement, or located on any land from time to time approved by Licensor for additions, signs or other facilities. The Hotel now includes the facilities listed on Attachment A hereto. No change in the number of approved guest rooms and/or suites (guest rooms and suites hereinafter collectively referred to as "Guest Rooms") and no other significant change in the Hotel may be made without Licensor's approval. Redecoration and minor structural changes that comply with Licensor's standards and specifications will not be considered significant. Licensee represents that it is entitled to possession of the Hotel during the entire License Term without restrictions that would interfere with anything contemplated in this Agreement.

     b. The System. The System is composed of elements, as designated from time to time by Licensor, designed to identify "Hampton Inn" hotels and "Hampton Inn & Suites" hotels to the consuming public and/or to contribute to such identification and its association with quality standards. The System at present includes the service marks "Hampton Inn" and "Hampton Inn & Suites" and such other service marks and such copyrights, trademarks and similar property rights as may be designated from time to time by Licensor to be




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   part of the System; access to a reservation service; distribution of advertising, publicity and other marketing programs and materials; the furnishing of training programs and materials, standards, specifications and policies for construction, furnishing, operation, appearance and service of the Hotel, and other requirements as stated or referred to in this Agreement and from time to time in Licensor's Standards Manual (the "Manual") or in other communications to Licensee; and programs for inspecting the Hotel and consulting with Licensee. Licensor may add elements to the System or modify, alter or delete elements of the System at its sole discretion from time to time. Licensee is only authorized to use the "Hampton Inn & Suites" service
                      ----
   marks and trademarks at or in connection with the Hotel.

2.  Grant of License.

   Licensor hereby grants to Licensee a nonexclusive license (the "License") to use the System only at the Hotel, but only in connection with the operation of a Hampton Inn & Suites hotel and only in accordance with this Agreement and only during the "License Term" beginning with the date hereof and terminating as provided in Paragraph 10. The License applies to the location of the Hotel specified herein and no other. This Agreement does not limit Licensor's right, or the rights of any parent, subsidiary, division or affiliate of Licensor, to use or license to others the System or any part thereof or to engage in or license any business activity at any other location. Licensee acknowledges that Licensor, its parent, subsidiaries, divisions, and affiliates are and may in the future be engaged in other business activities including activities involving transient lodging and related activities which may be or may be deemed to be competitive with the System; that facilities, programs, services and/or personnel used in connection with the System may also be used in connection with such other business activities of Licensor, its parent, subsidiaries, divisions or affiliates; and that Licensee is acquiring no rights hereunder other than the right to use the System in connection with a Hampton Inn & Suites hotel as specifically defined herein in accordance with the terms of this Agreement.

3.  Licensee's Responsibilities.

     a. Operational and Other Requirements. During the License Term, Licensee will:

     (1) maintain a high moral and ethical standard and atmosphere at the Hotel;

     (2) maintain the Hotel in a clean, safe and orderly manner and in first class condition;

     (3)  provide efficient, courteous and high-quality service to the public;

     (4) operate the Hotel 24 hours a day every day except as otherwise permitted by Licensor based on special circumstances;

     (5) strictly comply in all respects with the Manual and with all other policies, procedures and requirements of Licensor which may be from time to time communicated to Licensee;

     (6) strictly comply with Licensor's reasonable requirements to protect the System and the Hotel from unreliable sources of supply;

     (7)  strictly comply with Licensor's requirements as to:

        (a) the types of services and products that may be used, promoted or offered at the Hotel;

        (b) the types and quality of services and products that, to supplement services listed on Attachment A, must be used, promoted or offered at the Hotel;

        (c)  use, display, style and type of signage;

        (d)  directory and reservation service listings of the Hotel;

        (e)  training of persons to be involved in the operation of the Hotel;




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        (f)  participation in all marketing, reservation service, advertising, training and operating programs designated by Licensor as System-wide (or area-wide) programs in the best interests of hotels using the System;

        (g)  maintenance, appearance and condition of the Hotel; and

        (h)  quality and type of service offered to customers at the Hotel.

     (8) use such automated guest service and/or hotel management and/or telephone system(s) which Licensor deems to be in the best interests of the System, including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

     (9) participate in and use those reservation services which Licensor deems to be in the best interests of the System, including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

     (10) adopt improvements or changes to the System as may be from time to time designated by Licensor;

     (11) strictly comply with all governmental requirements, including the filing and maintenance of any required trade name or fictitious name registrations, pay all taxes, and maintain all governmental licenses and permits necessary to operate the Hotel in accordance with the System;

     (12) permit inspection of the Hotel by Licensor's representatives at any time and give them free lodging for such time as may be reasonably necessary to complete their inspections;

     (13) promote the Hotel on a local or regional basis subject to Licensor's requirements as to form, content and prior approvals;

     (14) insure that no part of the Hotel or the System is used to further or promote a competing business or other lodging facility, except as Licensor may approve for those competing businesses or lodging facilities owned, licensed, operated or otherwise approved by Licensor or its parent, divisions, subsidiaries and/or affiliates;

     (15) use every reasonable means to encourage use of Hampton Inn and Hampton Inn & Suites facilities everywhere by the public;

     (16) in all respects use Licensee's best efforts to reflect credit upon and create favorable public response to the names "Hampton Inn" and "Hampton Inn & Suites";

     (17) promptly pay to Licensor all amounts due Licensor, its parent, divisions, subsidiaries and/or affiliates as royalties or fees or for goods or services purchased by Licensee; and

     (18) comply with Licensor's requirements concerning confidentiality of information.

   b. Upgrading of the Hotel. Licensor may at any time during the term hereof require substantial modernization, rehabilitation and other upgrading of the Hotel. Limited exceptions from those standards may be made by Licensor based on local conditions or special circumstances. If the upgrading requirements contained in this Paragraph 3.b. cause Licensee undue hardship, Licensee may terminate this Agreement by paying a fee computed according to Paragraph 10.f.

   c.  Fees.

     (1) For each month (or part of a month) during the License Term, Licensee will pay to Licensor by the 15th of the following month:

        (a) a royalty fee of 4 percent of the gross revenues attributable to or payable for rental of Guest




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        Rooms at the Hotel with deductions for sales and room taxes only ("Gross
        Rooms Revenue");

        (b) a "Marketing/Reservation Contribution" of 4 percent of Gross Rooms Revenue, this contribution being subject to change by Licensor from time to time, which payments do not include the cost, installation or maintenance of reservation services equipment or training; and

        (c) an amount equal to any sales, gross receipts or similar tax imposed on Licensor and calculated solely on payment required hereunder, unless the tax is an optional alternative to an income tax otherwise payable by Licensor.

        Licensee will operate the Hotel so as to maximize Gross Rooms Revenue of the Hotel consistent with sound marketing and industry practice and will not engage in any conduct which reduces Gross Rooms Revenue of the Hotel in order to further other business activities.

     (2) Additional royalties may be charged on revenues (or upon any other basis, if so determined by Licensor) from any activity if it is added at the Hotel by mutual agreement and:

        (a) it is not now offered at System hotels generally and it is likely to benefit significantly from or be identified significantly with the Hampton Inn and/or the Hampton Inn & Suites name or other aspects of the System; or

        (b)  it is designed or developed by or for Licensor.

     (3) Charges may be made by Licensor for optional products or services accepted by Licensee from Licensor either in accordance with current practice or as developed in the future.

     (4) A standard initial fee for Guest Room additions to a hotel as set forth in Licensor's then current "Offering Circular for Prospective Franchisees" shall be paid by Licensee to Licensor on Licensee's submission of an application to add any Guest Rooms to the Hotel. As a condition to Licensor granting its approval of such application, Licensor may require Licensee to upgrade the Hotel, subject to Paragraph 3.b.

     (5) Local and regional marketing programs and related activities may be conducted by Licensee, but only at Licensee's expense and subject to Licensor's requirements. Reasonable charges may be made by Licensor for optional advertising materials ordered or used by Licensee for such programs and activities.

     (6) Licensee shall participate in Licensor's travel agent commission program(s) as it may be modified from time to time and shall reimburse Licensor on or before the 15th of each month for travel agent commissions paid by Licensor.

     (7) Each payment under this Paragraph 3.c. shall be accompanied by the monthly statement referred to in Paragraph 6. Licensor may apply any amounts received under this paragraph to any amounts due under this Agreement. If any amounts are not paid when due, such non-payment shall constitute a breach of this Agreement and, in addition, such unpaid amounts will accrue interest beginning on the first day of the month following the due date at 1 1/2 percent per month but not to exceed the maximum interest permitted by applicable law.

4.  Licensor's Responsibilities.

   a. Training. During the License Term, Licensor will continue to specify and provide required and optional training programs at various locations. Reasonable charges may be made for required training services and materials. Charges may also be made by Licensor for optional training services and materials provided to Licensee. Travel, lodging and other expenses of Licensee and its employees will be borne by Licensee.

   b. Reservation Services. During the License Term, so long as Licensee is in full compliance with its material obligations hereunder, Licensor will afford Licensee access to reservation services for the Hotel.




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   c.  Consultation on Operations, Facilities and Marketing.  Licensor will, from time to time at Licensor's sole discretion, make available to Licensee consultation and advice in connection with operations, facilities and marketing. Licensor shall have the right to establish fees in advance for its advice and consultation on a project-by-project basis.

   d. Use of Marketing/Reservation Contribution. The Marketing/Reservation Contribution will be used by Licensor for costs associated with advertising, promotion, publicity, market research and other marketing programs and related activities, including reservation programs and services. Licensor is not obligated to expend funds for marketing or reservation services in excess of the amounts received from licensees using the System.

   e. Application of Manual. All hotels operated under the System will be subject to the Manual, as it may from time to time be modified or revised by Licensor, including limited exceptions from compliance which may be made based on local conditions or special circumstances. Each change in the Manual must be explained in writing to Licensee at least 30 days before it goes into effect.

   f. Other Arrangements for Marketing, Etc. Licensor may enter into arrangements for development, marketing, operations, administrative, technical and support functions, facilities, programs, services and/or personnel with any other entity and may use any facilities, programs, services and/or personnel used in connection with the System in connection with any business activities of its parent, subsidiaries, divisions or affiliates.

   g. Compliance Assistance. If the Hotel fails to comply with the standards and rules of operation set forth in the Manual, Licensor may, at its option and at Licensee's cost, meet with the Licensee at the Hotel to develop a plan to ensure that the Hotel thereafter complies with the standards and rules of operation set forth in the Manual.

5.  Proprietary Rights.

   a. Ownership of System. Licensee acknowledges and will not contest, either directly or indirectly, Licensor's unrestricted and exclusive ownership of the System and any element(s) or component(s) thereof, and acknowledges that Licensor has the sole right to grant licenses to use all or any element(s) or component(s) of the System. Licensee specifically agrees and acknowledges that Licensor is the owner of all right, title and interest in and to the service marks "Hampton Inn, "Hampton Inn & Suites" and all other marks associated with the System together with the goodwill symbolized thereby and that Licensee will not contest directly or indirectly the validity or ownership of the marks either during the term of this Agreement or at any time thereafter. All improvements and additions whenever made to or associated with the System by the parties to this Agreement or anyone else, and all service marks, trademarks, copyrights, and service mark and trademark registrations at any time used, applied for or granted in connection with the System, and all goodwill arising from Licensee's use of Licensor's marks shall inure to the benefit of and become the property of Licensor. Upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the System or any element(s) or component(s) of the System including the name or marks.

   b. Trademark Disputes. Licensor will have the sole right and responsibility to handle disputes with third parties concerning use of all or any part of the System, and Licensee will, at its reasonable expense, extend its full cooperation to Licensor in all such matters. All recoveries made as a result of disputes with third parties regarding use of the System or any part thereof shall be for the account of Licensor. Licensor need not initiate suit against alleged imitators or infringers and may settle any dispute by grant of a license or otherwise. Licensee will not initiate any suit or proceeding against alleged imitators or infringers or any other suit or proceeding to enforce or protect the System.

   c. Protection of Name and Marks. Both parties will make every effort consistent with the foregoing to protect and maintain the names and marks "Hampton Inn," "Hampton Inn & Suites," and their distinguishing characteristics (and the other service marks, trademarks, slogans, etc., associated with the System). Licensee agrees to execute any documents deemed necessary by Licensor or its counsel to obtain protection for Licensor's marks or to maintain their continued validity and enforceability. Licensee agrees to use the names




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   and marks associated with the System only in connection with the operation of a Hampton Inn & Suites hotel and in the manner authorized by Licensor and Licensee acknowledges that any unauthorized use thereof shall constitute infringement of Licensor's rights.

6.  Records and Audits.

   a. Monthly Reports. At least monthly, Licensee shall prepare a statement which will include all information concerning Gross Rooms Revenue, other revenues generated at the Hotel, room occupancy rates, reservation data and other information required by Licensor that may be useful in connection with marketing and other functions of Licensor, its parent, subsidiaries, divisions or affiliates (the "Data"). The Data shall be the property of Licensor. The Data will be permanently recorded and retained as may be reasonably required by Licensor. By the 15th of each month, Licensee will submit to Licensor a statement setting forth the Data for the previous month and reflecting the computation of the amounts then due under Paragraph 3.c. The statement will be in such form and detail as Licensor may reasonably request from time to time, and may be used by Licensor for its reasonable purposes.

   b. Daily Reports. At the request of Licensor, Licensee shall prepare and deliver daily reports to Licensor, which reports will contain information reasonably requested by Licensor on a daily basis, such as daily rate and room occupancy, and which may be used by Licensor for its reasonable purposes.

   c. Preparation and Maintenance of Records. Licensee shall, in a manner and form satisfactory to Licensor and utilizing accounting and reporting standards as reasonably required by Licensor, prepare on a current basis (and preserve for no less than four years), complete and accurate records concerning Gross Rooms Revenue and all financial, operating, marketing and other aspects of the Hotel, and maintain an accounting system which fully and accurately reflects all financial aspects of the Hotel and its business.
   Such records shall include but not be limited to books of account, tax returns, governmental reports, register tapes, daily reports, and complete quarterly and annual financial statements (profit and loss statements, balance sheets and cash flow statements).

   d. Audit. Licensor may require Licensee to have the Gross Rooms Revenue or other monies due hereunder computed and certified as accurate by a certified public accountant. During the License Term and for two years thereafter, Licensor and its authorized agents shall have the right to verify information required under this Agreement by requesting, receiving, inspecting and auditing, at all reasonable times, any and all records referred to above wherever they may be located (or elsewhere if reasonably requested by Licensor). If any such inspection or audit discloses a deficiency in any payments due hereunder, Licensee shall immediately pay to Licensor the deficiency and Licensee shall also immediately pay to Licensor the entire cost of the inspection and audit, including but not limited to, travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel. Licensor's acceptance of Licensee's payment of any deficiency as provided for herein shall not waive Licensor's right to terminate this Agreement as provided for herein in Paragraph 10. If the audit discloses an overpayment, Licensor shall immediately refund it to Licensee.

   e. Annual Financial Statements. Licensee will submit to Licensor as soon as available but not later than 90 days after the end of Licensee's fiscal year, complete financial statements for such year. Licensee will certify them to be true and correct and to have been prepared in accordance with generally accepted accounting principles consistently applied, and any false certification will be a breach of this Agreement.

7.  Indemnity and Insurance.

   a. Indemnity. Licensee will indemnify, during and after the term of this Agreement, Licensor, its parent, and their respective subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors and assigns against, hold them harmless from, and promptly reimburse them for, all payments of money (fines, damages, legal fees, expenses, etc.) by reason of any claim, demand, tax, penalty, or judicial or administrative investigation or proceeding (even where negligence of Licensor and/or its parent, and/or their subsidiaries, divisions and affiliates and/or their officers, directors, employees, agents, successors and assigns is actual or alleged) arising from any claimed occurrence at the Hotel or arising from, as a result of or in connection with the design, construction, furnishings, equipment and acquisition of supplies or any other of




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   Licensee's acts, omissions or obligations or those of anyone associated or affiliated with Licensee or the Hotel. At the election of Licensor, Licensee will also defend Licensor and/or its parent, and their subsidiaries, divisions and affiliates and/or their officers, directors, employees, agents, successors and assigns against same. In any event, Licensor will have the right, through counsel of its choice, to control any matter to the extent it could directly or indirectly affect Licensor and/or its parent, and their subsidiaries, divisions and affiliates and their officers, directors, employees, agents, successors and assigns financially. Licensee will also reimburse Licensor for all expenses, including attorneys' fees and court costs, reasonably incurred by Licensor to protect itself and/or its parent, and their subsidiaries, divisions and affiliates and/or their officers, directors, employees, agents and their successors and assigns from, or to remedy Licensee's defaults under this Agreement.

   b. Insurance. During the License Term, Licensee will comply with all insurance requirements of any lease or mortgage covering the Hotel, and Licensor's specifications for insurance as to amount and type of coverage as may be reasonably specified by Licensor from time to time in writing, and will in any event maintain as a minimum the following insurance underwritten by an insurer approved by Licensor:

     (1) employer's liability and workers' compensation insurance as prescribed by applicable law; and

     (2) liquor liability insurance, if applicable, naming Licensor, Embassy Suites, Inc. and The Promus Companies Incorporated as additional insureds with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence; and

     (3) comprehensive general liability insurance (with products, completed operations and independent contractors coverage) and comprehensive automobile liability insurance, all on an occurrence basis naming Licensor, Embassy Suites, Inc. and The Promus Companies Incorporated as additional insureds and underwritten by an insurer approved by Licensor, with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence. In connection with all significant construction at the Hotel during the License Term, Licensee will cause the general contractor to maintain with an insurer approved by Licensor comprehensive general liability insurance (with products, completed operations and independent contractors coverage) in at least the amount of $10,000,000 for each occurrence with Licensor, Embassy Suites, Inc. and The Promus Companies Incorporated named as additional insureds.

   c. Changes in Insurance. Simultaneously herewith, annually hereafter and each time a change is made in any insurance or insurance carrier, Licensee will furnish to Licensor certificates of insurance including the term and coverage of the insurance in force, the persons insured, and the fact that the coverage may not be cancelled, altered or permitted to lapse or expire without 30 days advance written notice to Licensor.

8.  Transfer.

   a. Transfer by Licensor. Licensor shall have the right to transfer or assign this Agreement or any of Licensor's rights or obligations hereunder to any person or legal entity.

   b. Transfer by Licensee. Licensee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Licensee, and that Licensor has entered into this Agreement in reliance on the business skill, financial capacity, and personal character of Licensee (if Licensee is an individual), and that of the partners or stockholders of Licensee (if Licensee is a partnership or corporation). Accordingly, neither Licensee nor any immediate or remote successor to any part of Licensee's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns an equity interest (as that term is defined herein) in Licensee, shall sell, assign, transfer, convey, pledge, mortgage, encumber, or give away any direct or indirect interest in this Agreement or equity interest in Licensee, except as provided in this Agreement. Any purported sale, assignment, transfer, conveyance, pledge, mortgage, or encumbrance, by operation of law or otherwise, of any interest in this Agreement or any equity interest in Licensee not in accordance with the provisions of this Agreement, shall be null and void and shall constitute a material breach of this Agreement, for which Licensor may terminate this Agreement upon notice without opportunity to cure pursuant to Paragraph 10.d.(4).




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     (1)  For the purposes of this Paragraph 8, the term "equity interest" shall mean any stock or partnership interest in Licensee, the interest of any partner, whether general or limited, in any partnership with respect to such partnership, and any stockholder of any corporation with respect to such corporation, which partnership or corporation is the Licensee hereunder or which partnership or corporation owns a direct or indirect beneficial interest in Licensee. References in this Agreement to "publicly-traded equity interest" shall mean any equity interest which is traded on any securities exchange or is quoted in any publication or electronic reporting service maintained by the National Association of Securities Dealers, Inc. or any of its successors.

     (2) If Licensee is a partnership or corporation, Licensee represents that the equity interests in Licensee are directly and (if applicable) indirectly owned as shown in Attachment A hereto.

   c.  Transfer of Equity Interests that are not Publicly Traded.

     (1) Except where otherwise provided in this Agreement, equity interests in the Licensee that are not publicly traded may be transferred, issued, or eliminated with Licensor's prior written consent, which will not be unreasonably withheld, provided that after the transaction:

        (a) 50 percent or less of all equity interests in Licensee will have changed hands since Licensee first became a party to this Agreement, or

        (b) 80 percent or less of all equity interests in Licensee will have changed hands since Licensee first became a party to this Agreement, and no equity interest will be held by other than those who held them when Licensee first became a party to this Agreement.

     (2) In computing the percentages referred to in Paragraph 8.c.(1) above, limited partners will not be distinguished from general partners, and Licensor's judgment will be final if there is any question as to the definition of "equity interest" or as to the computation of relative equity interests, the principal considerations being:

        (a) Direct and indirect power to exercise control over the affairs of Licensee; and

        (b)  Direct and indirect right to share in Licensee's profits; and

        (c) Amounts directly or indirectly exposed to risk in Licensee's business.

   d.  Transfers of Publicly-Traded Equity interests.

     (1) Except as otherwise provided in this Agreement, publicly-traded equity interests in the Licensee may be transferred without the Licensor's consent, but only if:

        (a) Immediately before the proposed transfer the transferor owns less than 25 percent of the equity interest of Licensee; and

        (b) Immediately after the transfer the transferee will own less than 25 percent of the equity interest in Licensee; and

        (c) The transfer is exempt from registration under federal securities law.

     (2) Publicly-traded equity interests may be transferred with Licensor's written consent, which may not be unreasonably withheld, if the transfer is exempt from registration under federal securities law.

     (3) The chief financial officer of Licensee shall certify annually to Licensor that Licensee is in compliance with the provisions of this Paragraph 8.d. Such certification shall be delivered to Licensor with the Annual Financial Statements referred to in Paragraph 6.e. hereof.




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   e.  Transfer of the License.

     (1) Licensee, if a natural person, may with Licensor's consent, which will not be unreasonably withheld, transfer the License to Licensee's spouse, parent, sibling, niece, nephew, descendant, or spouse's descendant provided that:

        (a)  Adequate provision is made for management of the Hotel; and

        (b) The transferee executes a new license agreement for the unexpired term of this Agreement, on the standard form then being used to license new hotels under the System, except that the fees charged then shall be the same as those contained herein; and

        (c) Licensee guarantees, in Licensor's usual form, the performance of the transferee's obligations under the newly-executed license agreement.

     (2) If Licensee is a natural person, he may, without the consent of Licensor, upon 30 days prior written notice to Licensor, transfer the License to a corporation entirely owned by him, provided that:


        (a)  Adequate provision is made for management of the Hotel; and

        (b) The transferee executes a new license agreement for the unexpired term of this Agreement on the standard form then being used to license new hotels under the System, except that the fees charged then shall be the same as those contained herein; and

        (c) The Licensee guarantees in Licensor's usual form, the performance of the transferee's obligations under the newly-executed license agreement.

   f.  Transfers of the License or Equity Interest in the Licensee Upon Death.

     (1) If Licensee is a natural person, upon the Licensee's death, the License will pass in accordance with Licensee's will, or, if Licensee dies intestate, in accordance with laws of intestacy governing the distribution of the Licensee's estate, provided that:

        (a)  Adequate provision is made for management of the Hotel; and

        (b) Licensor gives written consent, which consent will not be unreasonably withheld; and

        (c) The transferee is one or more of the decedent's spouse, parents, siblings, nieces, nephews, descendants, or spouse's descendants; and

        (d) Licensee's heirs or legatees, promptly advise Licensor and promptly execute a new license agreement for the unexpired term of this Agreement, on the standard form then being used to license new hotels under the System, except the fees charged thereunder shall be the same contained herein.

     (2) If an equity interest is owned by a natural person, the equity interest will pass upon such person's death in accordance with such person's will or, if such person dies intestate, in accordance with the laws of intestacy governing the distribution of such person's estate, provided that:

        (a)  Adequate provision is made for management of the Hotel; and

        (b) Licensor gives written consent, which consent will not be unreasonably withheld; and

        (c) The transferee is one or more of the decedent's spouse, parents, siblings, nieces, nephews, descendants, or spouse's descendants; and

        (d) The transferee assumes, in writing, on a continuing basis, the decedent's guarantee, if any, of the Licensee's obligations hereunder.

   g. Registration of a Proposed Transfer of Equity Interests. If a proposed transfer of an equity interest in the Licensee requires registration under any federal or state securities law, Licensee shall:

     (1) Request Licensor's consent at least 45 days before the proposed effective date of the registration; and

     (2) Accompany such request with one payment of a nonrefundable fee of $25,000; and

     (3) Reimburse Licensor for expenses incurred by Licensor in connection with review of the materials concerning the proposed registration, including without limitation, attorneys' fees and travel expenses; and

     (4) Agree, and all participants in the proposed offering subject to registration shall agree, to fully indemnify Licensor in connection with the registration; furnish Licensor all information requested by Licensor; avoid any implication of Licensor's participating in, or endorsing the offering; and use Licensor's service marks and trademarks only as directed by Licensor.

   h. Management of the Hotel. Licensee must at all times retain and exercise direct management control over the Hotel's business. Licensee shall not enter into any lease, management agreement, or other similar arrangement for the operation of the Hotel or any part thereof with any independent entity without the prior written consent of Licensor.

   i.  Application for New License Agreement upon Transfer of the Hotel.

     (1) If Licensee wishes to transfer the Hotel, or any interest of Licensee in the Hotel, Licensee shall give prompt written notice thereof to Licensor, stating the identity of the prospective transferee and the terms and conditions of the transfer, including a copy of any proposed agreement and all other information with respect thereto, which Licensor may reasonably require.

     (2) If Licensee proposes to transfer the Hotel or any interest of Licensee in the Hotel to a transferee who desires thereafter to operate the Hotel under the System, the proposed transferee must, with Licensee's consent, apply for a new license agreement to replace this Agreement for a term to be determined by Licensor. Licensor shall process the application in good faith and in accordance with procedures, criteria and requirements regarding fees, upgrade of the Hotel, credit, operational abilities and capabilities, prior business dealings, if any, with Licensor, market feasibility and other factors deemed relevant by Licensor, then being applied by Licensor in issuing new licenses to use the System. If the application is approved, Licensor and the transferee shall, upon surrender of this Agreement, enter into a commitment agreement to govern the Hotel until the time specified therein for the new license agreement to be entered into if the transferee fulfills specified upgrading and other requirements by that time. The new license agreement shall be on the standard form, and contain the standard terms (except for duration), then being used to license new hotels under the System. If the application is not approved by Licensor, then this Agreement shall terminate pursuant to Paragraph 10.d. hereof and Licensor shall be entitled to all of its remedies.

9. Condemnation and Casualty.

   a. Condemnation. Licensee shall, at the earliest possible time, give Licensor full notice of any proposed taking by eminent domain. If Licensor agrees that the Hotel or a substantial part thereof is to be taken, Licensor will give due and prompt consideration, without any obligation, to transferring this Agreement to a nearby location selected by Licensee and approved by Licensor as promptly as reasonably possible, and in any event within four months of the taking. If the new location is approved by Licensor and the transfer authorized by Licensor and if Licensee opens a new hotel at the new location in accordance with Licensor's specifications within two years of the closing of the Hotel, the new hotel will thenceforth be deemed to be the Hotel licensed under this Agreement. If a condemnation takes place and a new hotel does not, for whatever reason, become the Hotel under this Agreement in strict accordance with this paragraph (or if it is reasonably evident to Licensor that such will be the case), this Agreement will terminate forthwith upon notice thereof by Licensor to Licensee, without the payment of liquidated damages hereunder.

   b. Casualty. If the Hotel is damaged by fire or other casualty, Licensee will expeditiously repair the damage. If the damage or repair requires closing the Hotel, Licensee will immediately notify Licensor, will repair or rebuild the Hotel in accordance with Licensor's standards, will commence reconstruction within four months after closing, and will reopen the Hotel for continuous business operations as soon as practicable (but in any event within 24 months after closing of the Hotel), giving Licensor ample advance notice of the date of reopening. If the Hotel is not reopened in accordance with this paragraph, this Agreement will forthwith terminate, upon notice thereof by Licensor to Licensee, with the payment of liquidated damages calculated in the manner set forth in Paragraph 10.f.

   c. No Extensions of Term. Nothing in this Paragraph 9 will extend the License Term but Licensee shall not be required to make any payments pursuant to paragraphs 3.c.(l), (2) and (3) for periods during which the Hotel is closed by reason of condemnation or casualty.

10.  Termination.

   a. Expiration of Term. This Agreement will expire without notice 20 years from the date hereof, subject to earlier termination as set forth herein.
   The parties recognize the difficulty of ascertaining damages to Licensor resulting from premature termination of this Agreement, and have provided for liquidated damages in Paragraph 10.f. below, which liquidated damages represent the parties' best estimate as to the damages arising from the circumstances in which they are provided.

   b. Permitted Termination Prior to Expiration of Term. Licensee may terminate this Agreement on its 10th or 15th anniversary by giving at least 12 but less than 15 months advance notice to Licensor accompanied by a lump sum payment (as liquidated damages and not as a penalty or in lieu of any other payments required under this Agreement) equal to the total of all amounts required under paragraphs 3.c.(l), (2) and (3) for the 24 calendar months of operation preceding the notice.

   c.  Termination by Licensor on Advance Notice.

     (1) In accordance with notice from Licensor to Licensee, this Agreement will terminate (without any further notice unless required by law) or, at Licensor's sole discretion with notice from Licensor to Licensee, Licensor may suspend its services hereunder (including reservation services), provided that:

        (a) the notice is mailed at least 30 days (or longer, if required by law) in advance of the termination date;

        (b) the notice reasonably identifies one or more breaches of Licensee's obligations hereunder; and

        (c) the breach(es) are not fully remedied within the time period specified in the notice.

     (2) If during the then preceding 12 months Licensee shall have engaged in a violation of this Agreement for which a notice of termination was given and termination failed to take effect because the default was remedied, the period given to remedy defaults thereafter will, if and to the extent permitted by law, thereafter be 10 days instead of 30.

     (3) In any judicial proceeding in which the validity of termination is at issue, Licensor will not be limited to the reasons set forth in any notice sent under this paragraph.

     (4) Licensor's notice of termination or suspension of services shall not relieve Licensee of its obligation hereunder.

   d. Immediate Termination by Licensor. This Agreement may be immediately terminated upon notice from Licensor to Licensee (or at the earliest time permitted by applicable law) if:

     (1) (a) Licensee or any guarantor of Licensee's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

        (b) Licensee or any such guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

        (c) Licensee or any such guarantor shall take any corporate or other action to authorize any of the actions set forth above in paragraphs (a) or (b); or

        (d) Any case, proceeding or other action against Licensee or any such guarantor shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven business days after the entry thereof or (ii) remains undismissed for a period of 45 days; or

        (e) An attachment remains on all or a substantial part of the Hotel or of Licensee's or any such guarantor's assets for 30 days; or

        (f) Licensee or any such guarantor fails, within 60 days of the entry of a final judgment against Licensee in any amount exceeding $50,000, to discharge, vacate or reverse the judgment, or to stay execution of it, or if appealed, to discharge the judgment within 30 days after a final adverse decision in the appeal; or

     (2) Licensee loses possession or the right to possession of all or a significant part of the Hotel, except as otherwise provided in Paragraph 9; or

     (3) Licensee contests in any court or proceeding Licensor's ownership of the System or any part of it, or the validity of any service marks or trademarks associated with Licensor's business; or

     (4)  A breach of Paragraph 8 hereof occurs; or

     (5) Licensee fails to continue to identify itself to the public as a System hotel; or

     (6) Any action is taken toward dissolving or liquidating Licensee or any such guarantor, if it is a corporation or partnership, except for death of a partner; or

     (7) Licensee or any of its principals is, or is discovered to have been, convicted of a felony (or any other offense if it is likely to adversely reflect upon or affect the Hotel, the System, the Licensor, the Licensor's parent or its affiliates or subsidiaries in any way); or

     (8) Licensee maintains false books and records of account or submits false reports or information to Licensor.

   e. De-identification of Hotel Upon Termination. Licensee will take whatever action is necessary to assure that no use is made of any part of the System at or in connection with the Hotel or otherwise after the License Term ends. This will involve, among other things, returning to Licensor the Manual and all other materials proprietary to Licensor, physical changes of distinctive System features of the Hotel, including removal of the primary freestanding sign down to the structural steel, and all other actions required to preclude any possibility of confusion on the part of the public that the Hotel is no longer using all or any part of the System or otherwise holding itself out to the public as a Hampton Inn & Suites hotel. Anything not done by Licensee in this regard within 30 days after termination of this Agreement may be done at Licensee's expense by Licensor or its agents, who may enter upon the premises of the Hotel for that purpose.

   f. Payment of Liquidated Damages. If this Agreement terminates pursuant to paragraphs 3.b., 9.b., 10.c. or 10.d. above, Licensee will promptly pay Licensor (only as liquidated damages for the premature termination of this Agreement, and not as a penalty or as damages for breaching this Agreement or in lieu of any other payment) a lump sum equal to the total amounts required under paragraphs 3.c.(1), (2) and (3) during the 36 full calendar months of operation preceding the termination; or if the Hotel has not been in operation in the System for 36 full calendar months, the greater of: (i) 36 times the monthly average of such amounts, or (ii) 36 times such amounts as are due for the one full calendar month preceding such termination. If the Hotel has been authorized to open as a Hampton Inn & Suites hotel but has not been in operation for one full calendar month, the liquidated damages amount shall be equal to the product of the number of Guest Rooms in the Hotel multiplied by $3,000.00.

11.  Renewal.

   This Agreement is non-renewable.

12.  Relationship of Parties.

   a. No Agency Relationship. Licensee is an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other for any purpose whatsoever. Licensor and Licensee expressly acknowledge that the relationship intended by them is a business relationship based entirely on, and defined by, the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

   b. Licensee's Notices to Public Concerning Independent Status. Licensee will take such steps as are necessary and such steps as Licensor may from time to time reasonably request to minimize the chance of a claim being made against Licensor for anything that occurs at the Hotel, or for acts, omissions or obligations of Licensee or anyone associated or affiliated with Licensee or the Hotel. Such steps may, for example, include giving notice in Guest Rooms, public rooms and advertisements, on business forms and stationery, etc., making clear to the public that Licensor is not the owner or operator of the Hotel and is not accountable for what happens at the Hotel. Unless required by law, Licensee will not use the word "Hampton" or any similar words in its corporate, partnership, or trade name, nor authorize or permit such use by anyone else. Licensee will not use the words "Hampton," "Hampton Inn," "Hampton Inn & Suites" or any other name or mark associated with the System to incur any obligation or indebtedness on behalf of Licensor.

13.  Miscellaneous.

   a. Severability and Interpretation. The remedies provided in this Agreement are not exclusive. In the event any provision of this Agreement is held to be unenforceable, void or voidable as being contrary to the law or public policy of the United States or any other jurisdiction entitled to exercise authority hereunder, all remaining provisions shall nevertheless continue in full force and effect unless deletion of the provision(s) deemed unenforceable, void or voidable impairs the consideration for this Agreement in a manner which frustrates the purpose of the parties or makes performance commercially impracticable. In the event any provision of this Agreement requires interpretation, such interpretation shall be based on the reasonable intention of the parties in the context of this transaction without interpreting any provision in favor of or against any party hereto by reason of the drafting of the party or its position relative to the other party.
   Any covenant, term or provision of this Agreement which, in order to effect the intent of the parties, must survive the termination of this Agreement, shall survive any such termination.

   b. Binding Effect. This Agreement shall become valid when executed and accepted by Licensor at Memphis, Tennessee. It shall be deemed made and entered into in the state of Tennessee and shall be governed and construed under and in accordance with the laws of the state of Tennessee. In entering into this Agreement,

   Licensee acknowledges that it has sought, voluntarily accepted and become associated with Licensor who is headquartered in Memphis, Tennessee, and that this Agreement contemplates and will result in business relationships with Licensor's headquarter's personnel. The choice of law designation permits, but does not require that all suits concerning this Agreement be filed in the state of Tennessee.

   c. Exclusive Benefit. This Agreement is exclusively for the benefit of the parties hereto, and it may not give rise to liability to a third party, except as otherwise specifically set forth herein. No agreement between Licensor and anyone else is for the benefit of Licensee.

   d. Entire Agreement. This is the entire Agreement (and supersedes all previous agreements including without limitation, any commitment agreement between the parties concerning the Hotel) between the parties relating to the Hotel. Neither Licensor nor any other person on Licensor's behalf has made any representation to Licensee concerning this Agreement or relating to the system which representation is not fully set forth herein or in Licensor's "Offering Circular for Prospective Franchisees." No change in this Agreement will be valid unless in writing signed by both parties. No failure to require strict performance or to exercise any right or remedy hereunder will preclude requiring strict performance or exercising any right or remedy in the future.

   e. Licensor's Withholding Consent. Licensor's consent, wherever required, may be withheld if any default by Licensee exists under this Agreement. Approvals and consents by Licensor will not be effective unless evidenced by a writing duly executed on behalf of Licensor.

   f. Notices. Notices will be effective hereunder when and only when they are reduced to writing and delivered personally or mailed by Federal Express or other express delivery service or by certified mail to the appropriate party at its address first stated above or to such person and at such address as may be designated by notice hereunder.

   g. General Release. Licensee and its respective heirs, administrators, executors, agents, representatives and their respective successors and assigns, hereby release, remise, acquit and forever discharge Licensor and its parent, subsidiaries, divisions and affiliates and their officers, directors, employees, agents, representatives and their respective successors and assigns from any and all actions, claims, causes of action, suits, rights, debts, liabilities, accounts, agreements, covenants, contracts, promises, warrants, judgments, executions, demands, damages, costs and expenses, whether known or unknown at this time, of any kind or nature, absolute or contingent, if any there be, at law or in equity, on account of any matter, cause or thing whatsoever which has happened, developed or occurred at any time from the beginning of time to and including the date of Licensee's execution and delivery to Licensor of this Agreement. This release shall survive the termination of this Agreement, Licensee shall take whatever steps are necessary or appropriate to carry out the terms of this release upon Licensor's request.

   h. Descriptive Headings. The descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision in this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.



                        LICENSEE:                   LICENSOR:

            ______________________________________  HAMPTON INN HOTEL DIVISION
                                                    OF EMBASSY SUITES, INC.

            By:  _________________________________  By:  _________________________________________


            Name:  ______________________________   Name:  _______________________________________

            Title:  _______________________________ Title:  ________________________________________

                                    GUARANTY

                                        Date:

   As an inducement to the Hampton Inn Hotel Division of Embassy Suites, Inc. ("Licensor") to execute the above License Agreement, the undersigned, jointly and severally, hereby unconditionally warrant to Licensor and its successors and assigns that all of Licensee's representations in the License Agreement and the application submitted by Licensee to obtain the License Agreement are true and guarantee that all of Licensee's obligations under the above License Agreement, including any amendments thereto whenever made (the "Agreement"), will be punctually paid and performed.

   Upon default by Licensee or notice from Licensor, the undersigned will immediately make each payment and perform each obligation required of Licensee under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Licensor may without notice to the undersigned extend, modify or release any indebtedness or obligation of Licensee, or settle, adjust or compromise any claims against Licensee. The undersigned waive notice of amendment of the Agreement and notice of demand for payment or performance by Licensee.

   Upon the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors will continue in full force and effect.

   The Guaranty constitutes a guaranty of payment and performance and not of collection, and each of the guarantors specifically waives any obligation of Licensor to proceed against Licensee on any money or property held by Licensee or by any other person or entity as collateral security, by way of set off or otherwise. The undersigned further agree that this Guaranty shall continue to be effective or be reinstated as the case may be, if at any time payment or any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Licensor upon the insolvency, bankruptcy or reorganization of Licensee or any of the undersigned, all as though such payment has not been made.

   IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of the date of the above Agreement.


            Witnesses:                                                              Guarantors:

            ____________________________________________        ________________________________________ (Seal)

            ____________________________________________        ________________________________________ (Seal)

            ____________________________________________        ________________________________________ (Seal)

                                  ATTACHMENT A


Facilities and Services (Paragraph 1):




   Site-Area and general description:




     Fee owners (names and addresses):




     Leases (parties, terms, etc.), if any:




   Number of approved Guest Rooms:




   Parking facilities (number of spaces, description):




   Swimming pool:




   Other facilities and services:




Ownership of Licensee (Paragraph 8):